                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            THE MACNEAL-SCHWENDLER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     ---------------------------------------------------------------------------
     1)  Amount previously paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:

                       THE MACNEAL-SCHWENDLER CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 11, 1997

                             ---------------------

To the Stockholders of
THE MACNEAL-SCHWENDLER CORPORATION

    The Annual Meeting of Stockholders of The MacNeal-Schwendler Corporation (the "Company") will be held at the Hilton Hotel, 150 Los Robles Avenue, Pasadena, California 91101, on Wednesday, June 11, 1997 at 11:00 a.m., Los Angeles time, for the following purposes:

    1. To elect two directors to Class III of the Company's Board of Directors in accordance with Article III, Section 3 of the Company's By-laws.

    2.  To approve the Company's 1996 Employee Stock Purchase Plan.

    3. To consider and vote upon Stockholder Proposal A which is set forth and described in the accompanying proxy statement.

    4. To consider and vote upon Stockholder Proposal B which is set forth and described in the accompanying proxy statement.

    5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 18, 1997 as the record date for the determination of stockholders entitled to receive notice of and vote at the 1997 Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors
                                          Louis A. Greco
                                          SECRETARY AND CHIEF FINANCIAL OFFICER

April 30, 1997

                             YOUR VOTE IS IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       THE MACNEAL-SCHWENDLER CORPORATION
                             815 COLORADO BOULEVARD
                         LOS ANGELES, CALIFORNIA 90041

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 11, 1997

                            ------------------------

    Your proxy on the enclosed Proxy Card is solicited by the management of the Company for use at the Annual Meeting of Stockholders (the "1997 Annual Meeting") to be held on June 11, 1997 or at any adjournment thereof. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about April 30, 1997.

    Each properly executed proxy received prior to the 1997 Annual Meeting will be voted as directed, but if not otherwise specified, such proxies will be voted for the election of the nominees for Class III of the Company's Board of Directors named in this Proxy Statement, for the approval of the 1996 Employee Stock Purchase Plan, against Stockholder Proposal A, against Stockholder Proposal B, and for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the current fiscal year. As for any other business which may properly come before the 1997 Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxyholders.

    Each stockholder giving a proxy may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at 815 Colorado Boulevard, Los Angeles, California 90041, a written revocation or a properly executed proxy bearing a later date. A proxy may also be revoked if the person who executed the proxy attends the meeting in person and so requests, although attendance at the 1997 Annual Meeting will not in itself constitute a revocation of the proxy.

    The Company will bear the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy Card for the 1997 Annual Meeting. The solicitation of proxies for the 1997 Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the meeting, additional solicitation may take place by telephone, telegraph and personal interview by officers and employees of the Company. No such officer or employee will receive additional compensation for such services. The Company will, upon request, reimburse persons holding shares in their names as custodians, nominees or fiduciaries for reasonable expenses they may incur for completing the mailing of such materials to beneficial owners of such shares. The Company has retained Chemical Mellon Shareholder Services, L.L.C. to assist in the solicitation of proxies on its behalf for a fee of approximately $7000, plus out-of-pocket expenses.

    The Company has fixed the close of business on April 18, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the 1997 Annual Meeting and any adjournment thereof. Shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), of which 13,465,806 shares were outstanding on April 18, 1997, are the only voting securities of the Company. A majority of the Company's outstanding shares of Common Stock as of April 18, 1997 must be represented in person or by proxy to constitute a quorum for the 1997 Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the 1997 Annual Meeting.

                           1.  ELECTION OF DIRECTORS

    One of the purposes of the 1997 Annual Meeting is the election of two persons to Class III of the Company's Board of Directors in accordance with
Article III, Section 3 of the Company's By-laws. Pursuant to Article III,
Section 3 of the Company's By-laws, the Board of Directors have set the number of directors on the Board at nine and have divided the Board into three classes, designated Class I, Class II and Class III. Class III presently consists of three directors, Richard H. MacNeal, Dale D. Myers and Arthur H. Reidel. Mr. Myers and Mr. Reidel have been nominated to stand for reelection as Directors at the 1997 Annual Meeting to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified. Richard MacNeal will finish his current term as Director, but has declined to stand for reelection to the Board and thus has not been renominated. The Board of Directors has chosen not to nominate a third Director to stand for election when Richard MacNeal's term expires. Accordingly, it is intended that the size of the Board will be reduced and Class III will have only two members. Proxies cannot be voted for a greater number of persons than the number of nominees named. Accordingly, proxies will only be voted for two Directors.

    The Company does not contemplate that any of the following nominees will become unavailable prior to the Annual Meeting, but if any such persons should become unavailable, it is expected that proxies will be voted for such other nominee or nominees as may be recommended to the Board of Directors by the Human Resources Committee.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF THE NOMINEES

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR DALE D. MYERS AND ARTHUR H. REIDEL AS DIRECTORS TO HOLD OFFICE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                             NOMINEES FOR DIRECTORS

    At the 1997 Annual Meeting, the term of incumbent directors in Class III will expire and the directors listed below will stand for re-election in accordance with Article III, Section 3 of the Company's By-laws. The directors elected to Class III of the Company's Board of Directors at the 1997 Annual Meeting will serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2000 and until their respective successors are elected and qualified. The following table sets forth certain information, furnished to the Company by the respective persons named below, about the directors standing for re-election at the 1997 Annual Meeting:

                                                                                                               DIRECTOR
         NAME               AGE                                  LAST FIVE YEARS                                 SINCE
-----------------------     ---     -------------------------------------------------------------------------  ---------
Dale D. Myers                   75  President, Dale Myers and Associates, an aerospace and energy consulting        1990
                                    firm (1989 to present). Mr. Myers was also director of General Science
                                    Corporation, a subsidiary of Science Applications International
                                    Corporation, a privately held aerospace, defense and energy firm (April
                                    1993 to September 1996).

                                                                                                               DIRECTOR
         NAME               AGE                                  LAST FIVE YEARS                                 SINCE
-----------------------     ---     -------------------------------------------------------------------------  ---------
Arthur H. Reidel                46  President, Chief Executive Officer, and director of Pharsight                   1993
                                    Corporation, a privately held software corporation (February 1996 to present); Private investor/consultant (March 1995 to April 1996); Vice
                                    President, Business Development, Viewlogic Systems, Inc., a publicly held software firm (October 1994 to March 1995). Mr. Reidel has also served as
                                    President and Chief Executive Officer, Sunrise Test Systems, Inc., a
                                    privately-held software firm (1992 to September 1994) (Viewlogic Systems,
                                    Inc. acquired Sunrise Test Systems, Inc. in September 1994); and Vice
                                    President, Weitek Corporation (1991 to 1992).

                              CONTINUING DIRECTORS

    The following table sets forth certain information, furnished to the Company by the respective persons named below, about the directors who comprise Class I and Class II of the Company's Board of Directors.

    The following Class I directors* are currently serving until the 1998 Annual Meeting and until their respective successors are elected and qualified:

                                                                                                                DIRECTOR
         NAME               AGE                                  LAST FIVE YEARS                                 SINCE
-----------------------     ---     -------------------------------------------------------------------------  ----------
Paul B. MacCready               71  Chairman (1971 to present) and former Chief Executive Officer (1971 to          1992
                                    1994), AeroVironment, Inc., a provider of services and products relating to pollution control, alternative energy and energy-efficient vehicles.
                                    Dr. MacCready also serves as a director of National Education
                                    Corporation, a publicly held company, and is a lecturer on creativity for industry and schools. Dr. MacCready previously served as director of the
                                    Lindbergh Fund and the Museum of Flying. Dr. MacCready is the creator of the Gossamer aircraft.

Frank Perna                     59  Chief Executive Officer and director, EOS, a privately held provider of         1994
                                    power supplies for electrical equipment and notebook computers (1994 to present). Mr. Perna also serves as a director of Durand Inc., a privately held Internet software company, Software.Com, a privately held software company and EISI, a privately held electronics distributor. Mr. Perna previously served as director of PDA Engineering (1990 to 1994) and was a member of the Board of Directors of PDA Engineering at the time it was acquired by the Company. Mr. Perna was formerly President and Chief
                                    Executive Officer of MagneTek, Inc., a publicly held provider of electrical equipment and services to utilities and industrial customers
                                    (1990 to 1993).

                                                                                                                DIRECTOR
         NAME               AGE                                  LAST FIVE YEARS                                 SINCE
-----------------------     ---     -------------------------------------------------------------------------  ----------
Thomas C. Curry                 52  President (1994 to present) and Chief Executive Officer (March 1996 to          1996**
                                    present) of the Company. Mr. Curry previously served as President of PDA
                                    Engineering (January 1994 to August 1994) at the time it was acquired by the Company, and as Vice President and General Manager of the Software
                                    Products Division of PDA Engineering (1990 to January 1994). Mr. Curry
                                    also serves as a director for LMS International and GSSL, Ltd.

------------------------

 * Russell Henke resigned from the Board, at the Board's request, in June 1996 because his consulting services for the Company exceeded fifty percent of his time.

** In accordance with the By-laws of the Company, Thomas Curry was elected by the Board of Directors on March 27, 1996. Pursuant to the Company's Bylaws, Thomas Curry was reclassified from Class II to Class I in order to maintain the number of directors in each Class as nearly equal as possible.

    The following Class II directors are currently serving until the 1999 Annual Meeting and until their respective successors are elected and qualified:

                                                                                                               DIRECTOR
         NAME               AGE                                  LAST FIVE YEARS                                 SINCE
-----------------------     ---     -------------------------------------------------------------------------  ---------
Bernard J. Bannan               76  President and director, Binley, Inc. (formerly BJB Enterprises), a              1986
                                    privately held investment management company, since 1984. Dr. Bannan is also a director of Cable Design Technologies, a publicly held company
                                    (1995 to present). Dr. Bannan previously served as a director of
                                    Fairchild Space & Defense Corporation (1989 to 1991) and Intercole, Inc.
                                    (1986 to 1995).

Harold Harrigian                62  Partner and Director of the Corporate Finance Department, Crowell, Weedon       1986
                                    & Co., an investment banking and securities firm, since 1984. Mr.
                                    Harrigian also serves as a director and member of the Audit and
                                    Compensation Committees of First Mortgage Corporation (1992 to present), and as a director of Community Bank, a privately held company, McGinn
                                    Actuaries, a privately held company, and Nations Holding Group, a privately held company.

George N. Riordan               63  Chairman of the Board of the Company (February 1, 1997 to present). Mr.         1983
                                    Riordan is also Managing Director, George Riordan & Co., investment bankers (February 1991 to present) and is a director of Pancho's Mexican
                                    Buffet, Inc. (1993 to present). Mr. Riordan was previously a director of
                                    Lewis Galoob Toys, Inc. (1994 to 1996) and formerly a Managing Director of Dean Witter Reynolds, Inc., an investment banking firm (1989 to
                                    February 1991).

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the fiscal year ended January 31, 1997, the Board of Directors held 9 meetings. The Board of Directors has three committees: an Audit Committee, a Human Resources Committee, and an Executive Committee. The Audit and Human Resources Committees are composed entirely of outside Directors.

    Messrs. Harrigian, Perna, and Reidel sit on the Audit Committee, which held 8 meetings in the fiscal year ended January 31, 1997. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company's accounting policies, internal controls, and financial reporting practices, and for maintaining a line of communication between the Board and the Company's independent accountants, Ernst & Young LLP. Reports of such meetings are provided to the Board together with any Committee recommendations.

    Dr. Bannan and Messrs. MacCready and Myers comprise the Human Resources Committee, which met 8 times in the fiscal year ended January 31, 1997. The Human Resources Committee reviews all corporate officers' compensation and recommends to the Board, as necessary, stock options to be awarded, changes in salary or profit sharing, and the amount of yearly bonuses to be awarded to employees. The Human Resources Committee also is responsible for nominating directors to serve on the Board of Directors of the Company. The Human Resources Committee will not consider nominees recommended by the stockholders.

    The Board of Directors created an Executive Committee on June 12, 1996. The current members of the Executive Committee are Dr. Bannan and Messrs. Curry, Perna and Riordan. The Executive Committee met 15 times in the fiscal year ended January 31, 1997. The Executive Committee was granted broad power in managing the business and affairs of the Company.

    Each director attended at least 87.5% of the total number of meetings of the Board and committees of which he was a member.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 18, 1997 the names, addresses, and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the names and holdings of each director and each nominee for director, the names and holdings of each executive officer named in the Summary Compensation Table ("named executive officers") and the holdings of all executive officers and directors as a group:

                                                    AMOUNT BENEFICIALLY OWNED
                                                    AND NATURE OF BENEFICIAL   PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNERSHIP (1)               (2)
--------------------------------------------------  -------------------------  -----------------

Richard H. MacNeal ...............................            1,582,015                 11.4%
  501 Highland Drive
  La Canada, CA 91011

Brinson Partners, Inc. ...........................            1,096,200(3)               8.1%
  209 South LaSalle
  Chicago, IL 60604

The Capital Research and Management Company ......              670,000(4)               5.0%
  333 South Hope Street
  Los Angeles, CA 90071

The TCW Group, Inc. ..............................              828,800(5)               6.2%
  865 South Figueroa Street
  Los Angeles, CA 90017

Bernard J. Bannan.................................               32,300                    *

Harold Harrigian..................................               20,250                    *

Paul B. MacCready.................................               20,000                    *

Dale D. Myers.....................................               22,200                    *

Frank Perna.......................................               15,452                    *

Arthur H. Reidel..................................               17,486                    *

George N. Riordan.................................               22,500                    *

Kenneth D. Blakely................................               33,649                    *

Thomas C. Curry...................................              236,703                  1.7%

Louis A. Greco....................................               92,158                    *

Bruce E. MacNeal..................................              104,200                    *

Dennis A. Nagy....................................              101,980                    *

All directors and executive officers as a group               2,382,182(6)              16.4%
  (17 persons)....................................

------------------------

*   Holdings represent less than 1% of all shares outstanding.

(1) Except as provided with respect to certain shares held in trust with the person's spouse and as otherwise provided under state community property laws, beneficial ownership is direct (and includes shares held pursuant to The MacNeal-Schwendler Corporation Profit Sharing Plan), and the person indicated has sole voting and investment power over the shares of Common Stock indicated. The amounts shown in this column include shares issuable upon (i) conversion of the Company's 7 7/8% Convertible Subordinated Debentures due 2004 (the "Debentures") or

    (ii) exercise of options which are exercisable on or within 60 days of April 18, 1997, in the following amounts: Bernard J. Bannan, 19,000; Thomas C. Curry, 231,721; Harold Harrigian, 19,000; Paul B. MacCready, 19,000; Richard
    H. MacNeal, 376,500; Dale D. Myers, 19,000; Frank Perna, 15,452; Arthur H. Reidel, 17,000; George N. Riordan, 19,000; Kenneth D. Blakely, 31,750; Louis
    A. Greco, 74,000; Bruce E. MacNeal, 64,200; and Dennis A. Nagy, 90,980.

(2) All expressions of percent of class held assume that the Debentures and options, if any, of the particular person or group in question, and no others, have been exercised.

(3) Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by Brinson Partners, Inc. ("BPI") in February 1997. BPI filed the statement on behalf of itself, Brinson Trust Company ("BTC"), Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA"), and Swiss Bank Corporation ("SBC"). BTC is a wholly-owned subsidiary of BPI; BPI is a wholly-owned subsidiary of BHI; BHI is a wholly-owned subsidiary of SBCUSA; SBCUSA is a wholly owned subsidiary of SBC. SBC, SBCUSA, BHI and BPI exercised shared voting power with respect to 1,096,200 shares, or 8.1% of the Company's outstanding Common Stock. Of the 1,096,200 shares, BTC exercised shared voting power with respect to 321,452 shares, or 2.4% of the Company's outstanding Common Stock.

(4) Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by The Capital Group Companies, Inc. and Capital Research Management Company in February 1997. Capital Research Management Company, a registered investment adviser and an operating subsidiary of The Capital Group Companies, Inc., exercised investment discretion with respect to 670,000 shares, or 5.0% of outstanding shares of the class, which were owned by various institutional investors. Said subsidiary has no power to direct the vote of the above shares.

(5) Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by The TCW Group, Inc. ("TCW") and Robert Day in February 1997. TCW exercised voting power and investment discretion with respect to 828,800 shares, or a total of 6.2% of the Company's outstanding Common Stock. Robert Day is also listed on such 13G as exercising voting power and investment discretion with respect to 828,800 shares, as an "individual who may be deemed to control The TCW Group, Inc. and other holders of the Common Stock of the issuer."

(6) Includes 1,043,700 shares issuable upon exercise of options granted the directors and executive officers of the Company which are exercisable on or within 60 days of April 18, 1997. See footnote 1 above.

                       COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The following table and accompanying notes show for each Chief Executive Officer and the four next highest paid executive officers of the Company as of January 31, 1997, the indicated compensation paid by the Company to such persons during the last fiscal year and, to the extent required by applicable rules, the preceding two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                        AWARDS (1)
                                                                                       -------------
                                                 ANNUAL COMPENSATION                    SECURITIES
                                               -----------------------  OTHER ANNUAL    UNDERLYING      ALL OTHER
                                     FISCAL     SALARY                  COMPENSATION      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR        ($)     BONUS ($)(2)     ($)(3)         (#)(4)         ($)(5)
----------------------------------  ---------  ---------  ------------  -------------  -------------  -------------
Richard H. MacNeal,                   1997       325,000            0                             0        511,426(7)
  Chairman and Chief                  1996       325,000       59,962        --             105,000         61,511
  Executive Officer (6)               1995       325,000      121,904        --             103,500         61,546

Thomas C. Curry, Chief                1997       271,122            0        --             120,000         50,025
  Executive Officer (6)               1996       253,007       46,680        --             105,000         45,725
  and President                       1995        72,930       46,886        --             130,000          8,111

Dennis A. Nagy,                       1997       210,000            0        --              10,000         38,968
  Senior Vice President,              1996       210,000       36,033        --              30,000         38,512
  Operations                          1995       210,000       78,769        --              65,000         36,546

Louis A. Greco,                       1997       195,000            0        --              25,000         35,426
  Chief Financial Officer             1996       191,666       35,362        --              55,000         34,595
                                      1995       185,000       69,631        --              45,000         33,546

Bruce E. MacNeal,                     1997       153,923            0        --              10,000         25,426
  Vice President                      1996       140,802       25,978        --              30,000         24,366
                                      1995       132,812       --            --              25,000         16,374

Kenneth D. Blakely,                   1997       143,619            0        --              25,000         25,688
  Vice President                      1996       136,834       18,935        --              30,000         23,566
                                      1995       126,771        5,000        --              11,000         15,530

------------------------

(1) The Company did not make any payments or awards that would be classifiable under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the Table by the applicable Securities and Exchange Commission ("SEC") disclosure rules.

(2) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(3) The amounts included in this column for each of the named executive officers do not include the value of certain perquisites which in the aggregate did not exceed the lower of $50,000 or 10% of each named executive's aggregate fiscal 1995, 1996 or 1997 salary and bonus compensation.

(4) Unless otherwise noted, represents shares of stock underlying options granted under The MacNeal-Schwendler Corporation 1991 Stock Option Plan, as amended (the "1991 Plan"). There were no individual grants of stock options in tandem with stock appreciation rights ("SAR's") or freestanding SAR's made during the fiscal years ended January 31, 1995, 1996 or 1997 to the above-named executive officers.

(5) Unless otherwise noted, the amounts shown constitute Company contributions on behalf of the named individuals to (i) The MacNeal-Schwendler Corporation Profit Sharing Plan ("PSP") and (ii) The MacNeal-Schwendler Corporation Supplemental Retirement and Deferred Compensation Plan ("SERP") in the following amounts: Richard H. MacNeal -- 1997: $18,926 to PSP, $42,500 to SERP; 1996: $19,012 to PSP, $42,500 to SERP; 1995: $19,046 to PSP, $42,500
    to SERP; Thomas Curry -- 1997: $18,926 to PSP, $31,099 to SERP; 1996:
    $19,012 to PSP, $26,714 to SERP; 1995; $5,275 to PSP, $2,836 to SERP; Dennis
    A. Nagy -- 1997: $18,926 to PSP, $20,042 to SERP; 1996: $19,012 to PSP,
    $19,500 to SERP; 1995: $19,046 to PSP, $19,500 to SERP; Louis A. Greco --
    1997: $18,926 to PSP, $16,500 to SERP; 1996: $19,012 to PSP, $15,584 to
    SERP; 1995: $19,046 to PSP, $14,500 to SERP; Bruce E. MacNeal -- 1997:
    $18,176 to PSP, $7,250 to SERP; 1996: $17,403 to PSP, $6,964 to SERP; 1995:
    $16,374 to PSP, $0 to SERP; Kenneth D. Blakely -- 1997: $12,176 to PSP, $13,512 to SERP; 1996: $13,571 to PSP, $9,995 to SERP; 1995: $15,530 to PSP,
    $0 to SERP.

(6) Richard MacNeal resigned as Chief Executive Officer of the Company on March 27, 1996 and was succeeded by Mr. Curry. In addition, Richard MacNeal resigned as Chairman on January 31, 1997 and was succeeded by George Riordan.

(7) Richard MacNeal received $450,000 pursuant to his separation agreement. See "Separation Agreement with Richard MacNeal." The remaining $61,426 represents amounts the Company contributed on behalf of Richard MacNeal under PSP and SERP. See above footnote (5).

    OPTION GRANTS. The following table sets forth certain information concerning stock options granted to the named executive officers for fiscal year 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        INDIVIDUAL GRANTS
                                             ------------------------------------------------------------------------
                                                           PERCENT OF TOTAL
                                               OPTIONS      OPTIONS GRANTED    EXERCISE                   GRANT DATE
                                               GRANTED      TO EMPLOYEES IN      PRICE      EXPIRATION     PRESENT
NAME                                          (#)(1)(2)    FISCAL YEAR 1997    ($/SH)(3)       DATE       VALUE ($)
-------------------------------------------  ------------  -----------------  -----------  ------------  ------------
Richard H. MacNeal.........................           0           --              --            --            --
Thomas Curry...............................      20,000(4)          3.1%            8.25     12/11/06       110,000(5)
                                                100,000(6)         15.5%           13.75      3/27/01       658,000(8)
Dennis A. Nagy.............................      10,000(7)          1.6%            6.50      7/31/01        31,100(8)
Louis A. Greco.............................      10,000(7)          1.6%            6.50      7/31/01        31,100(8)
                                                 15,000(4)          2.3%            8.25     12/11/06        82,500(5)
Bruce E. MacNeal...........................      10,000(9)          1.6%            6.50      4/30/97(9)     31,100(8)
Kenneth D. Blakely.........................      10,000(7)          1.6%            6.50      7/31/01        31,100(8)
                                                 15,000(4)          2.3%            8.25     12/11/06        82,500(5)

------------------------

(1) Unless otherwise noted, represents options to purchase shares of Common Stock granted under the 1991 Plan that become exercisable one year after the date of grant. Options under the 1991 Plan are nontransferable other than by will or the laws of descent and distribution or certain exceptions under Rule 16b-3 of the Securities Exchange Act of 1934. Options are exercisable only during an optionee's term of employment, and for three months after termination of employment if as a result of permanent disability or retirement or resignation approved by the Board. Vesting may be accelerated in certain events related to changes in control of the Company, unless the Human Resources Committee, prior to such change in control, determines otherwise. Under the terms of the 1991 Plan, the Human Resources Committee retains discretion, subject to limits in the 1991 Plan, to modify the terms of outstanding options and to regrant and reprice options. The 1991 Plan is administered by the Human Resources Committee of the Board.

(2) The 1991 Plan provides, under certain circumstances, for the grant of "reload options" if an optionee uses already-owned shares of Common Stock to pay for the exercise of any options. The reload provision permits the grantee the right to purchase the same number of shares of the Company's Common Stock as the grantee used to exercise any options at an exercise price equal to the fair market value of a share of Common Stock on the date of exercise of the initial option to which the reload relates.

(3) Options granted at an exercise price equal to the fair market value on the date of grant.

(4) Represents nonqualified stock options to purchase shares of Common Stock granted on December 11, 1996 under the 1991 Plan that are exercisable in installments, with 25% of the options becoming exercisable one year after the date of grant and with an additional 25% of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(5) Grant Date Present Value determined under Black-Scholes Valuation Method. The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is 7.5%, the expected dividend yield is 0, the expected volatility is 0.42 and the expected term is ten years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(6) Represents discretionary grant to employee of nonqualified stock options to purchase shares of Common Stock granted on March 27, 1996 under the 1991 Plan that are exercisable on March 27, 1997.

(7) Incentive stock options granted on July 31, 1996.

(8) Grant Date Present Value determined under Black-Scholes Valuation Method. The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is 7.5%, the expected dividend yield is 0, the expected volatility is 0.42 and the expected term is five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(9) Represents grant to employee of incentive stock options to purchase shares of Common Stock granted on July 31, 1996 under the 1991 Plan that were originally exercisable on July 31, 1997 and were to expire on July 31, 2001. However, Bruce MacNeal received accelerated vesting to January 31, 1997 pursuant to his severance package with such options expiring 90 days after such date, or April 30, 1997. See "Separation Agreement with Bruce MacNeal." On March 4, 1997, Bruce MacNeal exercised 10,000 options at $6.50.

    OPTION EXERCISES. The following table sets forth information regarding stock options exercised by the named executive officers during fiscal 1997 and the value of in-the-money unexercised options held by the named officers as of January 31, 1997.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                 EXERCISABLE (E)/
                                                                                 UNEXERCISABLE (U)       EXERCISABLE (E)/
                                                                               ---------------------     UNEXERCISABLE (U)
                                                                               NUMBER OF SECURITIES   -----------------------
                                                                                    UNDERLYING         VALUE OF UNEXERCISED
                                      SHARES ACQUIRED ON     VALUE REALIZED     UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS AT
NAME                                     EXERCISE (#)              ($)             AT FY-END (#)           FY-END ($)(1)
-----------------------------------  ---------------------  -----------------  ---------------------  -----------------------
Richard H. MacNeal.................                0                    0            376,500/0                  0/0
Thomas Curry.......................                0                    0         130,000/225,000            0/17,500
Dennis A. Nagy.....................                0                    0          89,000/70,000             0/26,250
Louis A. Greco.....................                0                    0          74,000/90,000             0/39,375
Bruce E. MacNeal...................                0                    0           74,200/0(2)              26,250/0
Kenneth D. Blakely.................                0                    0          31,750/43,750             0/39,375

------------------------

(1) Based on the closing price of the Company's Common Stock on January 31, 1997 ($9.125 per share) minus the exercise price of "in-the-money" options.

(2) As part of his severance package, Bruce MacNeal received accelerated vesting of his stock options such that such options became exercisable on January 31, 1997, and expire 90 days after that date. See "Separation Agreement with Bruce MacNeal."

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

    SEPARATION AGREEMENT WITH RICHARD MACNEAL. Effective January 31, 1997, Richard MacNeal resigned as Chairman of the Board of the Company and entered into a Separation Agreement with the Company. The Company agreed to pay Richard MacNeal a separation payment of $450,000, and entered into a one year Consulting Agreement with him, pursuant to which he will provide consulting services in the area of product development, and the Company will pay him an annual fee of $150,000. Until January 31, 1998 or the termination of his consulting services, Richard MacNeal will also receive continued participation in the Company's executive automobile program, secretarial expense reimbursements not to exceed $30,000, and continued coverage under the Company's health and welfare benefit plans (without continued participation in the Company's Profit Sharing Plan). The Separation Agreement further provides that stock options previously granted to Richard MacNeal continue to vest and be exercisable by him subject to earlier termination as provided under the terms of the plans, but will expire January 31, 1998. Richard MacNeal also agreed that until January 31, 1998, he would not compete with the businesses of the Company and until January 31, 2000, he would not solicit business from a customer of the Company or employ a person employed by the Company. In addition, Richard MacNeal agreed not to disclose confidential Company information.

    SEPARATION AGREEMENT WITH BRUCE MACNEAL. Effective January 31, 1997, Bruce MacNeal resigned as Vice President of the Company. Bruce MacNeal's severance package includes severance pay for fifteen months based on his current base salary of $145,000 per year, outplacement assistance with an approximate value of $20,000, continued medical benefits for a maximum of fifteen months, continuation of lease reimbursement for fifteen months under the Company Automobile Benefits Program, one final contribution to the Company Profit Sharing Plan and Supplemental Retirement and Deferred Compensation Plan, and accelerated vesting for all his options to January 31, 1997.

    SEPARATION AGREEMENT WITH DENNIS NAGY. Effective August 24, 1995, the Company entered into a Separation Agreement with Dennis Nagy for a term of ten years. The Agreement provides that if the

Company terminates Dr. Nagy for reasons other than cause, or Dr. Nagy elects to leave the Company as a result of certain events viewed as a constructive termination, including substantial diminishment of his responsibilities, the Company must provide certain benefits to him. Dr. Nagy tendered his resignation effective January 31, 1997, because his responsibilities had been substantially diminished. However, pursuant to negotiations between Dr. Nagy and Thomas Curry, Dr. Nagy agreed to continue to work on a month-to-month basis until April 30, 1997, or such other period of time as Dr. Nagy and the Company may agree. While Dr. Nagy is employed on a month-to-month basis he continues to receive his regular salary and benefits. Upon the date of his actual resignation, the Company will be required to pay to him the following benefits that are required to be paid pursuant to the Agreement: payment of all accrued but unused vacation pay; payment of the base salary he was receiving at the time of termination for a period of 18 months from the effective date of the termination (the "Termination Date"); continued medical benefits for a maximum of 18 months (provided that such medical premiums cease upon him commencing employment with another employer); continued participation in the Company Automobile Benefits Program for a maximum of 18 months; accelerated vesting of all non-qualified stock options with the options expiring 12 months after the Termination Date; and outplacement assistance for an amount up to $35,000.

    CHANGE IN CONTROL SEVERANCE AGREEMENTS. The Company has entered into severance agreements with each of the named executive officers as well as with certain other key employees. These severance agreements provide that, if the Company or the employee terminates the employee's employment with the Company (other than as a result of death or disability) for any reason within two years after a change of control of the Company, the employee will receive a severance payment. Under the severance agreements, a change in control is defined to include the following transactions unless approved by a majority of the Board of
Directors: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the election in a contest for election of a majority of the Board of Directors who were not directors prior to such contest, (iii) the stockholders approve the dissolution or liquidation of the Company, (iv) the stockholders approve a merger, consolidation or other reorganization of the Company, as a result of which less than 50% of the outstanding voting securities of the resulting entity are owned by former stockholders of the Company, or (v) the stockholders approve the sale of all or substantially all of the assets of the Company to a person or entity which is not a subsidiary of the Company. The amount of such severance payment, for each of the named executive officers with severance agreements, will be a cash payment of two and one-half times the average of the last five years of such employee's total cash compensation. Other key employees with severance agreements (totaling 72 employees) will receive at least one times the average of the last five years of such employee's total cash compensation, provided the employee has been employed by the Company at least five years, increasing ratably to a maximum of two times the average of the last five years of such employee's total cash compensation if employed by the Company for ten years or more. The severance payments will be reduced to the extent any payment is not deductible by the Company for federal income tax purposes under Section 280G of the Code. The severance agreements are automatically renewed annually unless the Company gives written notice that it does not wish to extend them. In addition, the agreements will continue in effect for three years after a change of control of the Company.

    SEPARATION AGREEMENT WITH THOMAS CURRY. The Company has entered into a Separation Agreement with Thomas Curry which provides for certain payments to Mr. Curry upon his termination of employment with the Company. If Mr. Curry resigns his position, dies or otherwise terminates his employment with the Company, or if the Company terminates Mr. Curry's employment for "cause," Mr. Curry receives the pro rata share of his base salary then in effect plus any accrued vacation time. "Cause" includes dishonesty, fraud, theft, embezzlement, conviction of a misdemeanor involving moral turpitude or of any felony, failure to perform duties in a manner satisfactory to the Board of Directors after being advised in writing of a performance deficiency, unauthorized absence from work for a period of five or more consecutive work days, violation of Company policy or procedure, inability to perform the essential functions of the job for a period of 180 days due to any physical or mental disability, competing with the Company while in its employ, or violation of the terms of a non-disclosure agreement signed by Mr. Curry upon his employment. If the Company terminates for reasons other than "cause," the Company must continue to pay Mr. Curry the base salary he was receiving at the time of termination for a period of 18 months from the effective date of the termination. The Company must also continue Mr. Curry's participation in the Company's health benefit plans for up to eighteen months after the termination date and reimburse Mr. Curry's outplacement fees (up to $35,000). The Separation Agreement also requires the Company in such circumstances to amend 70,000 options previously granted to Mr. Curry under the 1991 Plan to allow (i) full vesting as of the termination date and (ii) exercise of those options for a period of twelve months from the termination date.

    The 1991 Plan provides, under certain circumstances, for options to vest upon a change in control. See "Compensation of Executive Officers -- Option Grants in Last Fiscal Year."

                              CERTAIN TRANSACTIONS

    CONSULTING AGREEMENT WITH RUSSELL HENKE. Russell Henke was elected to the Board of Directors on September 13, 1995. He also agreed to provide technical/business management consulting services to the Company at a rate of $250 per hour under a standard form consulting agreement. In June 1996 Dr. Henke entered into a revised one year consulting agreement with the Company which required he devote more than fifty percent of his time to Company related business. Dr. Henke resigned from the Board in June 1996 coincident with his revised consulting agreement, in which he was to be paid a minimum of $21,333.33 per month. Pursuant to the revised consulting agreement, if the Company terminated the revised consulting agreement during the first six months of the term, the Company would pay the remaining monthly fee until June 1997; if the Company terminated the revised consulting agreement after the first six months of such agreement, the Company would have to pay Dr. Henke the minimum monthly fee of $21,333.33 for six months after notice of termination, even if those payments extended past June 1997.

    The Company paid consulting fees to Dr. Henke amounting to $255,890 for the fiscal year ended January 1997.

                           COMPENSATION OF DIRECTORS

    Directors who are not also officers of the Company are paid $12,500 per year, $1,550 per Board meeting attended, and $775 per committee or telephone meeting attended. Effective February 1, 1997, George Riordan was elected Chairman of the Board and receives $200,000 per year, plus medical benefits, for his services as Chairman.

    The Company does not additionally compensate employee directors. All other directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties.

    Dr. Henke also provided consulting services to the Company. In fiscal 1997, the Company paid Dr. Henke $77,482 while he was a Director of the Company. See "Consulting Agreement with Russell Henke."

    On June 10, 1992, the stockholders approved the 1991 Plan, including the Non-Employee Director Program. The Non-Employee Director Program provides for option grants to members of the Board of Directors who are not officers or employees of the Company or its subsidiaries. Upon stockholder approval, each eligible director received a non-discretionary grant of nonqualified stock options for the purchase of 2,000 shares of the Common Stock at an exercise price of $8.00 per share. On June 14, 1995, the stockholders approved an amendment to the 1991 Plan (the "Amendment").

The Amendment provides that each non-employee director receive an annual grant of options to purchase 3,000 shares of the Common Stock on the first business day of each calendar year. There was a grant as of the first business day in calendar 1996 at an exercise price of $15.875. On January 2, 1997, there was a grant at the exercise price of $7.75. Subsequent grants will occur on such day in each subsequent year through 2001. All options granted under the Plan become exercisable in full 12 months after the award date and expire on the fifth anniversary of the award date. Vesting may be accelerated in certain events related to changes in control of the Company. The purchase price payable upon the exercise of a director's option equals the fair market value of the Common Stock on the award date. In addition, on March 15, 1995, each current non-employee director, except Dr. Henke (see below), received a one-time nonqualified stock option to purchase 10,000 shares of Common Stock pursuant to the Amendment at an exercise price of $12.50. On September 13, 1995 concurrent with his election to the Board of Directors, Dr. Henke received a one-time nonqualified stock option to purchase 10,000 shares of Common Stock pursuant to the Amendment at an exercise price of $19.375. Dr. Henke's previous grants of non-qualified stock options, granted under the 1991 Plan, were cancelled upon his resignation from the Board of Directors in June 1996.

    A maximum of 500,000 shares of Company Common Stock may be issued upon the exercise of options under the Non-Employee Director Program.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE
                           OF THE BOARD OF DIRECTORS

    THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS HAS FURNISHED THE FOLLOWING REPORT ON EMPLOYEE COMPENSATION. SUCH REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED SOLICITING MATERIAL OR BE DEEMED FILED UNDER SUCH ACTS.

    The Human Resources Committee of the Board of Directors reviews and establishes the general compensation policies of the Company, and administers the Company's various compensation plans, including its stock option plans and annual salary and bonus plans.

    Each year, the Committee undertakes a comprehensive review of the compensation plans and levels of compensation of the Company's Chief Executive Officer and the other senior executive officers of the Company. The purposes of this review are to assure that compensation is appropriately tied to performance and that salary and potential bonus compensation levels are appropriate. In undertaking this review, the Committee considers the compensation levels of the Company's executive officers in light of the performance of the Company over the past fiscal year and other historical periods.

    The compensation of the Chief Executive Officer and of the Company's other senior executive officers, is comprised of three components: base salary, bonus and options. Generally, base salaries are not tied specifically to Company or individual performance but rather set at an amount that the Committee believes the Company must pay as riskless compensation in order to attract qualified candidates in a competitive market. However, the compensation policy of the Company, which is endorsed by the Committee, is that a significant portion of the compensation of upper management should be contingent upon the performance of the Company, and/or components or specific business units of the Company, and/or individual contributions of each senior manager. Accordingly, bonuses are tied specifically to performance. The annual bonus for the CEO is subject to overall Company performance. Performance is measured against the annual budgeted operating income before the effects of capitalized software. The annual bonus for other executive officers is partially subject to the performance of their component or specific business unit, as measured against the specific units' annual budgeted operating income before the effects of capitalized software, partially subject to their individual contributions and partially subject to overall Company performance. A significant portion of senior executive officers' compensation is therefore considered to be "at risk." Compensation of all senior executive officers is also reviewed with the Board. For the Chief Executive Officer and all other senior officers, approximately 38% of total expected compensation is at risk. The Committee awards options in an amount it believes necessary to provide incentives for future performance, taking into account individual performance and length of service with the Company.

    BASE SALARY. The base salary of Mr. Thomas Curry, who succeeded Richard MacNeal as Chief Executive Officer, was set at $275,000, effective March 27, 1996, and was determined by the Committee in the manner set forth above. The Committee subjectively considered the compensation of CEO's of other relevant companies and the proportion of compensation that would be "at risk" in setting Mr. Curry's salary. The base salaries for the period from June 1, 1996 to May 31, 1997 for the remaining senior executive officers were similarly reviewed and set, with consideration also given to the relationship of such salaries to the salary of Mr. Curry.

    ANNUAL BONUS. For fiscal 1998, based upon the method described above, the Committee established an expected annual compensation objective for Mr. Curry and the other senior executive officers consisting of a base salary component and an incentive component. Under the Company's Executive Bonus Plan, Mr. Curry's expected bonus was set at 50% of his annual base salary with a range of potential bonus pay outs varying from zero to 60% of his base salary dependent upon Company performance. Mr. Curry did not receive a bonus in fiscal 1997 under the bonus program, due to the Company's performance.

    The expected annual compensation objective for other senior executive officers also consists of a base salary component and an incentive component. Under the fiscal 1998 program, other senior executive officers' expected bonus was set at 50% of their annual base salary with a range of potential bonus payments varying from zero to 60% of base salary dependent partially upon specific performance factors established in advance by the CEO and partially upon Company performance. No bonuses were earned by the other executive officers in fiscal 1997.

    STOCK OPTIONS. During fiscal 1997, the Committee authorized 645,000 stock option grants under the 1991 Plan. In conjunction with the method described above, in December 1996 the Committee assigned option awards to Mr. Curry and other executive officers based on their respective expected fiscal 1997 compensation levels, their individual performance during the 1996 fiscal year, and their length of service with the Company.

    In December 1995, the United States Internal Revenue Service issued final regulations affecting all publicly held United States corporations (the "Regulations") interpreting the statutory limitation on the tax deductibility of compensation in excess of $1 million for certain executive officers. In general, the Human Resources Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. However, the Committee will not necessarily limit executive compensation to that which is deductible under the Regulations. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose Board of Directors includes a member of the management of the Company.

                                          Human Resources Committee:
                                            Dale D. Myers, Chairman
                                            Bernard J. Bannan
                                            Paul B. MacCready

                               PERFORMANCE GRAPH

    The following graph provides a five year comparison of cumulative total returns for the Company, the Standard & Poor's Software/Computer Services Index, the New York Stock Exchange (NYSE) Market Value Index and the American Stock Exchange (AMEX) Market Value Index. (The Company is using the NYSE Index in place of the AMEX Index because the Company's Common Stock became listed on the NYSE during fiscal 1997.) The comparison covers the five-year period from the first day of the Company's 1993 fiscal year (February 1, 1992) to the last day of the Company's 1997 fiscal year (January 31, 1997) and assumes that $100 was invested at the beginning of the five-year period in the Company's Common Stock and in each index.

                       THE MACNEAL-SCHWENDLER CORPORATION
                            STOCK PRICE PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            MACNEAL SCHWENDLER CORP   INDUSTRY INDEX   NYSE INDEX    AMEX INDEX
1992                             100             100           100           100
1993                          145.53          124.83        106.59         98.21
1994                          128.43          151.64        125.18        117.27
1995                          118.38          172.16        119.41        102.35
1996                          153.86          263.14        161.79        131.19
1997                          103.34          428.08        198.22        141.19

    Cumulative total returns assumes reinvestment of dividends on the date such dividends were declared.

    THE STOCK PRICE PERFORMANCE DEPICTED IN THE ABOVE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED SOLICITING MATERIAL OR BE DEEMED FILED UNDER SUCH ACTS.

                     2.  1996 EMPLOYEE STOCK PURCHASE PLAN

    At the 1997 Annual Meeting, stockholders will be asked to approve The MacNeal-Schwendler Corporation 1996 Employee Stock Purchase Plan (the "Plan") which was adopted by the Company's Board of Directors (the "Board") on September 11, 1996. The Plan is contingent upon and subject to approval by the stockholders of the Company. The following summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

                                    THE PLAN

INTRODUCTION

    Under the Plan, shares of the Company's Common Stock are available for purchase by eligible Employees (as such term is defined below) electing to participate in the Plan. Such eligible Employees are entitled semi-annually to purchase Common Stock, by means of limited payroll deductions, at a 10% discount from the fair market value of the Common Stock as of specified dates.

PURPOSE

    The purpose of the Plan is to provide employees of the Company and subsidiaries which have been designated by the Board from time to time ("Designated Subsidiaries") with an opportunity to purchase Common Stock of the Company. The Plan is intended to provide an additional incentive to participating eligible Employees, through the ownership of Common Stock, to advance the best interests of the Company.

SHARES AVAILABLE FOR PURCHASE

    The maximum aggregate number of shares of the Company's Common Stock which will be made available for sale under the Plan is 750,000, subject to adjustment as described below. If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger, or through a combination, recapitalization, reclassification, stock split, stock dividend, or similar event, an appropriate adjustment will be made in the number and kind of shares that may be issued under the Plan, all as described more fully in Section 18 of the Plan.

ADMINISTRATION

    The Plan is administered by the Board or a committee named by the Board (the "Committee"). The Board or Committee has the full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the Plan. The Board or Committee has full power and discretion to construe and interpret the Plan, which construction or interpretation is final and conclusive on all persons.

ELIGIBILITY

    Only certain Employees are eligible to participate in the Plan. An eligible Employee is an employee (including an officer) of the Company or one of its Designated Subsidiaries who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year and who has been employed as an Employee for three (3) months as of the Offering Date of a given Offering Period (as such terms are defined below). The approximate number of current eligible Employees is 611. Notwithstanding other provisions of the Plan, no Employee shall be granted an option under the Plan (i) if, immediately after such grant, such Employee would own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary, or (ii) if such option would permit such

Employee's rights under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock for the calendar year in which such option is outstanding at any time.

OPERATION OF THE PLAN

    The Plan operates as follows. Prior to October 1, 1996 and February 1 and August 1 of each year commencing August 1, 1997 (each, an "Offering Date"), eligible Employees are given the opportunity to participate in the Plan. Participating eligible Employees ("Participants") designate a certain amount of their Compensation (as defined below) to be applied as Contributions pursuant to the Plan over the Offering Period (as hereafter defined) to purchase Common Stock. "Offering Period" means the period from October 1, 1996 to July 31, 1997, and thereafter, the period commencing February 1 and August 1 of each year and ending on the next succeeding July 31 and January 31, respectively. On the Offering Date of each Offering Period, each Participant will be granted an option to purchase on the last day of the Offering Period (the "Exercise Date"), subject to certain limitations described in the Plan, a number of shares of the Company's Common Stock determined by dividing such Participant's Contributions accumulated prior to the Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or
(ii) ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Exercise Date. The purchase price of each share of Common Stock will be 90% of the last price for a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower, as furnished by The New York Stock Exchange, as reported in THE WALL STREET JOURNAL. If the Company's Common Stock is not traded on the date the purchase price is to be determined, the date used to determine value will be the immediately preceding trading date. The Company will generally issue to the Participants stock certificates representing the shares purchased under the Plan shortly after the Exercise Date. (Special rules may apply to persons who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

    Unless a Participant withdraws from the Plan, as described below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, without any further action on the optionee's part, and the maximum number of full shares subject to option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Exercise Date. During his or her lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

    The term "Compensation" means all regular straight time gross earnings, payment for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other cash compensation.

ELECTION TO PARTICIPATE

    An eligible Employee may become a Participant by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a different time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the Participant's Compensation (which shall be not less than 1% and not more than 10%) to be applied as Contributions pursuant to the Plan. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless the Participant withdraws all, but not less than all, the Contributions credited to his or her account under the Plan at any time prior to ten (10) days prior to the Exercise Date of the Offering Period by giving written notice to the Company or upon termination of the Participant's continuous status as an

Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death.

    All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. No interest shall accrue on the Contributions of a Participant in the Plan.

LIMITATIONS ON AMOUNT OF SHARES PURCHASED

    The fair market value of stock (valued as of the Offering Date of an Offering Period) purchased by any Participant may not exceed $12,500 in any Offering Period. In addition, the maximum amount that a Participant may elect to set aside under the Plan in each Offering Period is 10% of his or her eligible Compensation. The minimum amount that a Participant may elect to set aside each pay period is 1% of his or her eligible Compensation.

WITHDRAWAL FROM THE PLAN

    The Plan provides that a Participant may withdraw all but not less than all Contributions credited to his or her account under the Plan at anytime prior to ten (10) days prior to the Exercise Date of the Offering Period by giving written notice to the Company. The Participant shall receive a refund of the balance credited to his or her account for that Offering Period without interest. A Participant who withdraws or who is deemed to withdraw from the Plan will generally be able to participate as of the first day of the next Offering Period provided he or she is an eligible Employee on such date. Special rules may apply in the case of a Participant who is subject to Section 16(b) of the Exchange Act.

TERMINATION OF EMPLOYMENT

    The Plan does not restrict the Company's or a subsidiary's right to terminate the employment of Participants. Upon termination of a Participant's continuous status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to his or her beneficiaries designated under the Plan, and his or her options will be automatically terminated. Termination of employment has no effect on shares previously purchased under the Plan.

NO TRANSFERABILITY

    A Participant's options or rights with regard to the exercise of options or to receive shares under the Plan as well as Contributions credited to his or her Account may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution, or unless otherwise provided by law.

TERM OF THE PLAN; CONSEQUENCE OF NOT RECEIVING STOCKHOLDER APPROVAL

    Unless sooner terminated by the Board, the Plan will be effective from September 11, 1996 through September 10, 2006. However, the Plan is contingent upon and subject to approval by the stockholders of the Company. If the Plan is not approved by the stockholders, all Participant Contributions previously made will be returned to the Participants, without interest, and no shares of Common Stock of the Company may be purchased thereunder.

AMENDMENT OR TERMINATION OF THE PLAN

    The Board may at any time terminate or amend the Plan. Except as provided in the Plan (see ADJUSTMENTS herein), no termination shall affect options previously granted, nor shall an amendment make any change in an outstanding option which adversely affects the rights of the optionee. In addition, under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/ or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan. In addition, the Board or the Committee shall have the right to designate from time to time the subsidiaries where employees may be eligible to participate in the Plan and such designations shall not constitute an amendment to the Plan requiring stockholder approval in accordance with Treasury Regulations Section 1.423-2(c)(4).

ADJUSTMENTS

    The number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date.

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

    The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

                            REGULATORY REQUIREMENTS

    The Company is not required to deliver any shares pursuant to the Plan unless and until any then applicable requirements of the SEC or any other regulatory agencies having jurisdiction and of any quotation systems or exchanges upon which stock of the Company may be listed or quoted have been fully complied with. The Company filed with the SEC a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") and a listing application with the New York Stock Exchange.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the federal income tax consequences relating to the Plan is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes which are not described below.

    The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. The Plan is subject to stockholder approval, as required by Section 423. Under the Code, no taxable income is generally recognized by a Participant either as of the Offering Date or as of the Exercise Date. Depending upon the length of time the acquired shares are held by the Participant, the federal income tax consequences will vary. If the shares are held for a period of two years or more from the Offering Date and for at least one year from the Exercise Date (the "Required Period"), and are sold at a price in excess of the purchase price paid by the Participant for the shares, the gain on the sale of the shares will be taxed as ordinary income to the Participant to the extent of the lesser of (i) the amount by which the fair market value of the shares on the Offering Date exceeded the purchase price, or (ii) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price. Any portion of the gain not taxed as ordinary income will be treated as long-term capital gain. If the shares are held for the Required Period and are sold at a price less than the purchase price paid by the Participant for the shares, the loss on the sale will be treated as a long-term capital loss to the Participant. The Company will not be entitled to any deduction for federal income tax purposes for shares held for the Required Period that are subsequently sold by the Participant, whether at a gain or loss.

    If a Participant disposes of shares within the Required Period (a "Disqualifying Disposition"), the Participant will recognize ordinary income in an amount equal to the difference between the purchase price paid by the Participant for the shares and the fair market value of the shares on the Exercise Date, and the Company will be entitled to a corresponding deduction for federal income tax purposes. In addition, if a Participant makes a Disqualifying Disposition at a price in excess of the purchase price paid by the Participant for the shares, the Participant will recognize a capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if a Participant makes a Disqualifying Disposition at a price less than the fair market value of the shares on the Exercise Date, the Participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not receive a deduction for federal income tax purposes with respect to any capital gain recognized by a Participant who makes a Disqualifying Disposition.

                               NEW PLAN BENEFITS
    THE MACNEAL-SCHWENDLER CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN(1)

                                                                    DOLLAR VALUE     NUMBER OF
NAME AND POSITION                                                        ($)         UNITS(2)
-----------------------------------------------------------------  ---------------  -----------
Richard A. MacNeal ..............................................        --             --
  Chairman and Chief Executive Officer(3)
Thomas C. Curry .................................................           706          1,057
  Chief Executive Officer and President
Dennis A. Nagy ..................................................         2,562          3,833
  Senior Vice President, Operations
Louis A. Greco ..................................................         1,024          1,533
  Chief Financial Officer
Bruce E. MacNeal ................................................        --             --
  Vice President(4)
Kenneth D. Blakely ..............................................           834          1,249
  Vice President
Executive Group .................................................         7,266         10,874
Non-Executive Director Group(5) .................................        --             --
Non-Executive Officer Employee Group ............................        77,325        115,718

------------------------

(1) Benefits or amounts that will be received by or allocated to each of the following individuals or groups of individuals are not determinable because benefits or amounts depend, among other things, on the rate at which Participants participate in the Plan, if at all, the Participant's Compensation and the price of the Company's Common Stock in the future. Accordingly, amounts listed are benefits or amounts which would have been received by or allocated to each of the following individuals or groups of individuals for the last completed fiscal year if the Plan had been in effect for such period, assuming that Contributions would have been made in the last full completed fiscal year for such entire period at the same rates actually designated by such persons for the October 1, 1996 to July 31, 1997 Offering Period.

(2) Shares of the Company's Common Stock.

(3) No amounts are shown for Richard MacNeal because he was not eligible to participate in the Plan.

(4) No amounts are shown for Bruce MacNeal because he elected not to participate in the Plan.

(5) Non-employee directors are not eligible to participate in the Plan.

                       THE BOARD OF DIRECTORS RECOMMENDS
              A VOTE IN FAVOR OF THE EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors believes that the adoption of the Plan will promote the interests of the Company and its shareholders and continue to enable the Company to attract, retain and reward its employees. The Plan encourages employee ownership of the Company's Common Stock and this should facilitate the attainment of long-term corporate goals and objectives.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE EMPLOYEE STOCK PURCHASE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                           3.  STOCKHOLDER PROPOSAL A

    The Company has been notified that a certain stockholder of the Company intends to present for consideration and action at the annual meeting the following stockholder proposal. The name and address of the proponent and the number of shares of the voting security held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor. The Board of Directors unanimously recommends that stockholders vote AGAINST the proposal for the reasons set forth below:

    BE IT RESOLVED, that the Stockholders of The MacNeal-Schwendler Corporation recommend that the Board of Directors immediately engage the services of an independent investment banking firm with substantial experience in computer software industry transactions to explore all alternatives to enhance the value of the Company, including, but not limited to, reinstating the dividend, repurchasing Common Stock of the Company, revising Company compensation policy and practice to align it with the interests of outside shareholders, and the possible sale of the Company.

SUPPORTING STATEMENT

    The MacNeal-Schwendler Corporation has had three Presidents in the last three years. Selecting the Presidents of two companies they acquired and bringing back the Company's founder once suggests a lack of serious effort to search out the best business talent to run the company. The neglect shows -- both in operating results and share prices.

    Here are five-year COMPOUND ANNUAL TOTAL RETURN NUMBERS for
MacNeal-Schwendler shareholders and two comparative stock market indices, commencing in 1991, through November 22, 1996:

Dow Jones Software Index...........................................     + 33.3%
Dow Jones Equity Market Index......................................     + 18.2%
MacNeal-Schwendler Corp............................................       +3.2%

------------------------

(Source: IDD Information Services)

    Coming off this record, the Board decided they needed to expropriate shareholder dividends in 1996 -- doing so in a startling two-step: a 63% cut then followed by an elimination a couple of months later -- even as management indicated operating results were improving. They want to reinvest our dividends for us.

    Unfortunately, the record is not encouraging on this count. The results of the last seven years of robust research and development spending has been invisible to shareholders. Shades of THE EMPEROR'S NEW CLOTHES? Without the dividend over the last five years, shareholders would have actually lost money during the greatest stock market advance of all time.

    Dramatic change is required to reverse the erosion of our Company's value. The Board needs to retain the best brains in software investment banking to help it unlock the value of that MacNeal-Schwendler business franchise. This may require sale of the Company to one of its peers that is strategically better situated and has proven ability to realize value for shareholders.

    If you believe, as I do, that the value of the underlying business franchise of our Company is currently not reflected in the stock price, then I urge you to give the Board a helping hand, as well as a wake-up call, by voting FOR this modest proposal.

OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

    The Board believes that it is not in the best interests of the Company and its stockholders to engage the services of an investment banking firm at this time. Hiring an investment banking firm involves high costs and the funds can be used more effectively and efficiently to support the core operations of the Company.

    The Board has engaged, and will in the future engage, the services of investment banking firms from time to time to assist the Board in making decisions which significantly impact the Company. Recently, in connection with the Company's 1994 acquisition of PDA Engineering, the Board retained Hambrecht & Quist Incorporated and Duff & Phelps Financial Consulting Co. The Company also periodically conducts its own internal financial and valuation analyses, and regularly explores all options to enhance the value of the Company. As a result of this process, the Electronics Business Unit was sold in fiscal year 1997 for $5.6 million.

    In addition, two members of the current Board of Directors collectively have over 58 years of investment banking experience. George Riordan, the Chairman of the Board, currently is a Managing Director of George Riordan & Co., an investment banking firm, and formerly was a Managing Director of Dean Witter Reynolds, Inc. Harold Harrigian currently is a Partner and Director of the Corporate Finance Department of Crowell, Weedon & Co., an investment banking and securities firm. Thus, the Board benefits from having investment banking expertise without the costs of always retaining outside investment bankers. In addition, the Board has the experience to know when to retain an investment banking firm.

                 ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE AGAINST THIS PROPOSAL

    PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                           4.  STOCKHOLDER PROPOSAL B

    The Company has been notified that a certain stockholder of the Company intends to present for consideration and action at the annual meeting the following stockholder proposal. The name and address of the proponent and the number of shares of the voting security held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor. The Board of Directors unanimously recommends that stockholders vote AGAINST the proposal for the reasons set forth below:

    BE IT RESOLVED, that the stockholders of The MacNeal-Schwendler Corporation request that the Board of Directors immediately take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately and be applicable to the reelection of any incumbent director whose term, under the current classified system, subsequently expires.

SUPPORTING STATEMENT

    The ability to elect directors is the single most important use of the shareholder franchise. Accordingly, all directors should be accountable to shareholders on an annual basis. The current system of electing MacNeal-Schwendler directors by classes for three-year terms, in my opinion, minimizes director accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

    This proposal would eliminate the existing classified board and require each director to stand for election annually. This change would allow shareholders an opportunity to annually register their views on the performance of the Board collectively and each director individually.

    The corporate governance procedure of annual elections of all directors is supported by such well-respected institutions as California Public Employees' Retirement System (CalPERS), National Association of Corporate Directors and Institutional Shareholder Services. As CalPERS has stated, "A company's corporate governance procedures and practices, and the level of management accountability they impose, are related to its financial performance. It is intuitive that, when directors are accountable, they perform better."

    The primary reasons usually given by management for a classified board are to encourage continuity of the board and to discourage hostile tender offers. Based on the Company's stock performance over the last five years, continuity of directors has done absolutely nothing for the shareholders of MacNeal Schwendler. As of December 19, 1996, the five-year compound annual return on an investment in MacNeal-Schwendler was -1.5% compared to 28.8% for the Dow Jones Software Index and 15.0% for the Dow Jones Equity Market Index. (Source:
Barron's and IDD Information Services) Why would shareholders want to continue this poor performance? As for discouraging hostile tender offers, faced with the prospects of continuing poor stock performance or a hostile tender offer price, shareholders would probably prefer to encourage offers and then have the option to determine if they want to sell their shares at a given higher price.

    For these reasons, I urge you to vote FOR the annual election of all directors as a powerful tool to enforce director accountability and, ultimately, enhance shareholder value.

OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

    The Company has had a classified Board since June 1990. The Board continues to believe that a classified Board is in the best interests of the Company and its stockholders.

    A classified Board increases the likelihood that a majority of the Board at any given time has prior experience serving as Directors of the Company. This provides stability in the leadership and policies of the Company while preserving the ability of the Company's stockholders to make changes in the Board's membership. A classified Board's long term experience and familiarity with Company operations and prior value enhancement initiatives enables the Board to better evaluate opportunities to enhance shareholder value. A classified Board's tenure also allows the Board to focus on long-term opportunities without the distraction of being measured against short-term annual returns.

    The Board believes that three year terms for Directors assist the Company in attracting quality Director candidates. Interested nominees are willing to make long-term commitments to serve the Company, increasing the overall knowledge and experience of the Board with respect to the Company's operations.

    A classified Board is also intended to encourage persons seeking to acquire control of the Company to initiate such action through arms-length negotiations with the Board rather than through a surprise proxy contest designed to change the control of the Company in a single election. Only the Board is in a position to negotiate a transaction which is fair to all of the Company's stockholders.

    Election of directors by classes is a common practice that is used by many public companies. Currently, classified boards exist at over half of the major U.S. companies tracked by the Investor Responsibility Research Center. Statistics compiled by the American Society of Corporate Secretaries show that stockholders of public companies have continued to support the use of classified boards. Based upon information from the Society, more than 92% of the stockholder proposals to eliminate classified boards which were voted upon in the past four proxy seasons (1993-1996) have been defeated.

                 ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE AGAINST THIS PROPOSAL.

    PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                 5.  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    The Company's Board of Directors has selected Ernst & Young LLP to serve as the Company's independent accountants during the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the 1997 Annual Meeting to make such statements as he or she may desire and will be available to answer appropriate questions from stockholders.

    Services provided by Ernst & Young LLP to the Company and its subsidiaries during the fiscal year ended January 31, 1997 included the examination of the Company's consolidated financial statements and consultation on various tax and accounting matters.

    Ratification of the appointment of Ernst & Young LLP will require the affirmative vote of at least a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the 1997 Annual Meeting, assuming the presence of a quorum.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF THIS PROPOSAL

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                                 VOTES REQUIRED

    The nominees for election as directors who receive the vote of a plurality of the shares entitled to be voted at the Annual Meeting, a quorum being present, shall become directors at the conclusion of the tabulation of the votes. Approval of the Employee Stock Purchase Plan, approval of the stockholder proposals, and approval and ratification of the appointment of the auditors each requires the vote of a majority of the shares represented at the Annual Meeting and entitled to vote on any matter. A majority of the Company's outstanding shares of Common Stock as of April 18, 1997 must be represented in person or by proxy to constitute a quorum for the 1997 Annual Meeting.

    Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality.

    The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, in accordance with the rules of the New York Stock Exchange, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon. Accordingly, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy for such shares that it does not have discretionary authority to vote on a particular subject, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

    Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card and as summarized elsewhere in this Proxy Statement.

                                 OTHER MATTERS
                                 OTHER BUSINESS

    The Board of Directors has no present intention of bringing before the 1997 Annual Meeting any matters for action other than those listed in the Notice of Annual Meeting and discussed above in this Proxy Statement, and management is not aware of any matters which may be presented by others. If any other business properly comes before the meeting, however, the proxy confers discretionary authority to vote with respect to such matters, and the persons named in the Proxy Card will vote on such matters, if any, in accordance with their best judgment.

                         PROPOSALS OF SECURITY HOLDERS

    It is expected that the Company's 1998 Annual Meeting will be held on or about June 10, 1998. Stockholders desiring to submit proposals for inclusion in the Company's proxy materials for, and for action at, that meeting will be required to submit them to the Company on or before December 31, 1997 (120 days before April 30, 1998). Any such stockholder proposal must also be proper in form and substance in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in order to be so included. Proposals should be submitted to Mr. Louis A. Greco, Secretary, The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and to furnish the Company with copies of these reports.

    Based on the Company's review of the copies of these reports received by it, and written representations received from Reporting Persons, the Company believes that all filings required to be made by Reporting Persons for the period February 1, 1996 through January 31, 1997 were made on a timely basis.

                         ANNUAL REPORT TO STOCKHOLDERS

    Enclosed with this Proxy Statement is the Annual Report of the Company for the fiscal year ended January 31, 1997. The enclosed Annual Report is included for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material.

                     EXHIBITS TO ANNUAL REPORT ON FORM 10-K

    If any person who was a beneficial owner of Common Stock of the Company on the record date for the 1997 Annual Meeting desires additional information, a copy of the exhibits to the Company's Report on Form 10-K will be furnished upon receipt of a written request and payment of copying charges. The request should identify the person requesting the exhibits as a stockholder of the Company as of April 18, 1997. Requests should be directed to Mr. Louis A. Greco, Secretary, The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041.

                                          By Order of the Board of Directors
                                          Louis A. Greco
                                          SECRETARY AND CHIEF FINANCIAL OFFICER

April 30, 1997

                                   EXHIBIT A
                       THE MACNEAL-SCHWENDLER CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN

    The following constitute the provisions of the 1996 Employee Stock Purchase Plan of The MacNeal-Schwendler Corporation.

    1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.  DEFINITIONS.

    (a) "BOARD" shall mean the Board of Directors of the Company.

    (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    (c) "COMMON STOCK" shall mean the Common Stock of the Company.

    (d) "COMPANY" shall mean The MacNeal-Schwendler Corporation, a Delaware corporation.

    (e) "COMPENSATION" shall mean all regular straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other cash compensation.

    (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

    (g) "CONTRIBUTIONS" shall mean all amounts credited to the account of a participant pursuant to the Plan.

    (h) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan (including any Subsidiaries which have been so designated after the date the Plan is approved by stockholders).

    (i) "EMPLOYEE" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

    (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    (k) "EXERCISE DATE" shall mean the last day of each Offering Period of the Plan.

    (l) "OFFERING DATE" shall mean the first business day of each Offering Period of the Plan.

    (m) "OFFERING PERIOD" shall mean a period of six (6) months, subject to and except as otherwise provided in Section 4.

    (n) "PLAN" shall mean this Employee Stock Purchase Plan.

    (o) "SUBSIDIARY" shall mean any corporation, domestic or foreign, in an unbroken line of corporations (beginning with the Company) in which each corporation (other than the last corporation) has stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

    3.  ELIGIBILITY.

    (a) Any person who has been employed as an Employee for three (3) months as of the Offering Date of a given Offering Period shall be eligible to participate during such Offering Period under the Plan, subject to the requirements of
Section 5(a) and the limitations imposed by Section 423(b) of the Code.

    (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (after applying the attribution rules contained in Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For this purpose, a right to purchase stock occurs when it first becomes exercisable during the calendar year.

    4. OFFERING PERIODS. The first Offering Period shall commence on October 1, 1996 (or such other date as the Board of Directors shall determine) and terminate on July 31, 1997. All subsequent new Offering Periods shall commence on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors) and shall terminate on the next succeeding July 31 and January 31, respectively. The Plan shall continue until terminated in accordance with Sections 19 or 23 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least ten (10) days prior to the scheduled beginning of the first Offering Period to be affected.

    5.  PARTICIPATION.

    (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a different time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 10%) to be applied as Contributions pursuant to the Plan.

    (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

    6.  METHOD OF PAYMENT OF CONTRIBUTIONS.

    (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of such participant's Compensation on each such payday. The Company will maintain on its books or cause to be maintained by a recordkeeper an account in the name of such participant. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

    (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the fiscal quarter following the date of filing of the new subscription agreement.

    (c) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $22,500. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

    7.  GRANT OF OPTION.

    (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; PROVIDED, HOWEVER, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

    (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 90% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 90% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be the closing price on The New York Stock Exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in THE WALL STREET JOURNAL or, in the event the Common Stock is not listed on The New York Stock Exchange, the fair market value shall be the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, if such prices are not so reported, as determined by the Board in its discretion.

    8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, without any further action on the optionee's part, and the maximum number of full shares subject to option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

    9. DELIVERY. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Only cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period which is insufficient to purchase a whole share of Common Stock of the Company shall be carried over in the participant's account and applied to the option price for the succeeding Offering Period.

    10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT; REDUCTION IN SERVICE.

    (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to ten (10) days prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her within fifteen (15) days after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated. No further Contributions for the purchase of shares will be made during the Offering Period.

    (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

    (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

    (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

    11. INTEREST. No interest shall accrue on the Contributions of a participant in the Plan.

    12.  STOCK.

    (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 750,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section
18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

    (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

    (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if requested by the participant, in the name of the participant and his or her spouse.

    13. ADMINISTRATION. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act.

    14.  DESIGNATION OF BENEFICIARY.

    (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective in a form prescribed by the Board.

    (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    15. TRANSFERABILITY. Neither Contributions credited to a participant's account nor any options or rights with regard to the exercise of options or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

    16. USE OF FUNDS. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

    17. REPORTS. Individual bookkeeping accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amount of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

    18.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

    (a) ADJUSTMENT. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

    (b) CORPORATE TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); PROVIDED, HOWEVER, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value of the per share consideration received by holders of Common Stock in the sale of assets or merger.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

    19.  AMENDMENT OR TERMINATION.

    (a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination shall affect options previously granted, nor shall an amendment make any change in an outstanding option which adversely affects the rights of the optionee. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

    (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan. In addition, the Board (or its committee) shall have the right to designate from time to time the Subsidiaries where employees may be eligible to participate in the Plan and such designations shall not constitute an amendment to the Plan requiring stockholder approval in accordance with Treasury Regulations Section 1.423-2(c)(4).

    20. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the extent required under applicable federal and state law.

    21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for that purpose.

    22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    23. TERM OF PLAN; EFFECTIVE DATE. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten
(10) years unless sooner terminated under Section 19.

    24. PLAN CONSTRUCTION. It is the intent of the Company that transactions in and affecting options in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b-3 in respect of those transactions and will not be subjected to avoidable liability thereunder. Accordingly, this Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. If any provision of this Plan or of any option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Board or the committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

PROXY                                                                     PROXY
                       THE MacNEAL-SCHWENDLER CORPORATION
                   Annual Meeting of Stockholders June 11, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       THE MacNEAL-SCHWENDLER CORPORATION

   The undersigned hereby appionts Bernard J. Bannan and George N. Riordan, and each of them, proxyholders, each with full power of substitution to vote for the undersigned at the Annual Meeting of Stockholders of The MacNeal-Schwendler Corporation to be held on June 11, 1997, and at any adjournments thereof, with respect to the following matters, which were more fully described in the Proxy Statement dated April 30, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged by the undersigned.

     THIS PROXY WILL BE VOTED AS DIRECTED, UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE RE-ELECTION OF THE TWO DIRECTOR NOMINEES, FOR APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN, AGAINST THE TWO STOCKHOLDER PROPOSALS, AND FOR THE RATIFICATION OF THE ACCOUNTANTS.

                               SEE REVERSE SIDE

                                                               Please mark
                                                               your choice  /X/
                                                               like this

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES
ON PROPOSAL 1, FOR PROPOSAL 2 AGAINST PROPOSAL 3, AGAINST PROPOSAL 4 AND FOR PROPOSAL 5.

                                     FOR all nominees
                                       listed below        WITHHOLD AUTHORITY
                                  (except as marked to  to vote for all nominees
                                   the contrary below.)       listed below.
1. The election of the directors
   specified in the Proxy Statement        / /                      / /
   to Class III of the Board of
   Directors,
   Dale D. Myers  Arthur H. Reidel

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO
   VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH
   THE NOMINEE'S NAME IN THE LIST ABOVE.)

                                                    FOR     AGAINST     ABSTAIN
2. Approval of the 1996 Employee Stock              / /       / /         / /
   Purchase Plan.

3. Stockholder Proposal A.                          / /       / /         / /

4. Stockholder Proposal B.                          / /       / /         / /

5. Ratification of Accountants. To ratify
   the appointment of Ernst & Young to serve        / /       / /         / /
   as the Company's Independent accountants for the fiscal year ending January 31, 1998.

6. Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters, the undersigned hereby confers discretionary authority.


                                           ------------------------------------
                                                      (Please Print Name)

                                           ------------------------------------
                                          (Signature of Holder of Common Stock)

                                           ------------------------------------
                                                (Signature if held Jointly)

                                           Dated:                        , 1997
                                                  -----------------------

NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees and guardians should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.